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                                                                   EXHIBIT 21(a)

                     SUBSIDIARIES OF REX STORES CORPORATION



                                                                       State of
         Name                                                        Incorporation
         ----                                                        -------------
Rex Radio and Television, Inc.                                         Ohio

Stereo Town, Inc.                                                      Georgia

Kelly & Cohen Appliances, Inc.                                         Ohio

Rex Kansas, Inc.(1)                                                    Kansas

AVA Acquisition Corp.(2) (3)                                           Delaware

Rex Louisiana, Inc.(3)                                                 Ohio

Rex Alabama, Inc.(1)                                                   Ohio

REX Investment, LLC (4)                                                Ohio

--------------------

(1) Wholly-owned subsidiary of Rex Radio and Television, Inc.

(2) Wholly-owned subsidiary of Kelly & Cohen Appliances, Inc.

(3) Non-operating subsidiary.

(4) Kelly & Cohen Appliances, Inc. owns a 98.032% Class A interest and a 95% Class C interest. AVA Acquisition Corp. owns a 95% Class B interest.


                                       47





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